Exhibit 23.2



                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------


We consent to the reference to our firm under the caption "Experts" and to use of our reports dated March 10, 1995, with respect to the financial statements and schedules of The Actava Group Inc. included in the Registration Statement (Form S-3) and related Prospectus of Metromedia International Group, Inc., dated June 27, 1996 for the registration of shares of its common stock.


                                                    /s/ Ernst & Young LLP
                                                   -----------------------
                                                        Ernst & Young LLP


Atlanta, Georgia
June 27, 1996